Exhibit 99.1

FOR IMMEDIATE RELEASE

QUALSTAR ANNOUNCES THE RESULTS OF 2014 ANNUAL MEETING OF SHAREHOLDERS

AND THE APPOINTMENT OF AN INDEPENDENT CHAIRMAN OF THE BOARD OF DIRECTORS

Simi Valley, CA (USA) June 30, 2014 – Qualstar Corporation (NASDAQ: QBAK), a manufacturer of data security and archive storage solutions and high efficiency power supplies, today announced the results for its 2014 Annual Meeting of Shareholders held Friday, June 27, 2014 (the “Annual Meeting”). Based on information provided by the independent inspector of election, Computer Stock Transfer, Inc., shareholders have voted to re-elect Steven N. Bronson, Sean M. Leder, Dale E. Wallis and David J. Wolenski and to elect Nick Yarymovych as members of the Qualstar Board of Directors (the “Board”). Additionally, the shareholders approved, by advisory vote, the compensation paid to the Company’s named executive officers for the fiscal year ended June 30, 2013. The shareholders also ratified the appointment of Singer Lewak, LLP as the Company’s independent auditors for the fiscal year ended June 30, 2014.

“We are grateful for the strong support of our shareholders in determining to elect Qualstar’s nominees for the Board,” said Steven N. Bronson, CEO of Qualstar. “I believe the shareholder vote demonstrates a clear endorsement of the cost cutting and other results the Board has been able to carry out in this past year”

Qualstar announces further that at a meeting of the Board, held immediately following the Annual Meeting, the Board unanimously approved the appointment of David J. Wolenski as the Company independent Chairman of the Board.

“As a NASDAQ listed company, Qualstar has determined to appoint an independent Chairman of the Board in accordance with best practices”, stated Mr. Bronson, “and I believe David Wolenski, with his knowledge and experience will be a great benefit to the Company and its shareholders.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar's products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or by phone at 805-583-7744.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar's ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar's ability to successfully implement and recognize cost savings; Qualstar's ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar's new products; Qualstar's ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar's products; increased global competition and pricing pressure on Qualstar's products; and the risks related to actions of activist shareholders, including the amount of related costs. For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar's filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC's website (www.sec.gov) or from Qualstar's website (www.qualstar.com).

CONTACT INFORMATION:

Louann Negrete, CFO

louann.negrete@qualstar.com

805-416-7014

Heather Mayer, Director of Marketing

heather.mayer@qualstar.com

805.416.7001